AMENDMENT DATED SEPTEMBER 21, 1998
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         This Amendment, dated as of September 21, 1998 (the "Amendment"), amends that certain Agreement and Plan of Merger dated as of June 3, 1998 by and between PMC Commercial Trust and Supertel Hospitality, Inc. (the "Merger Agreement").

     1. Extension of Time. The parties hereby agree to extend the date with respect to certain matters by amending the following provisions of the Merger Agreement as set forth below:

         (i)      Section   10.2(a)  is  hereby  amended  to  replace  the  date
                  "November 30, 1998" with the date "December 31, 1998";

         (ii) Sections 10.3(c) and (d) are each respectively amended to replace the dates "October 31, 1998" with "November 30, 1998";

         (iii) Sections 10.4(b) and (c) are each respectively amended to replace the dates "October 31, 1998" with "November 30, 1998"; and

         (iv) Section 8.21 is hereby amended to replace "December 31, 1998" with "January 31, 1999."

     2. No Further Amendments. Except as provided above, the Merger Agreement is not further amended.

     IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.


                                          PMC COMMERCIAL TRUST

                                          /s/ Lance B. Rosemore
                                     By:__________________________
                                          Lance B. Rosemore
                                          President and Chief Executive Officer



                                          SUPERTEL HOSPITALITY, INC.

                                           /s/ Paul J. Schulte
                                     By:__________________________
                                           Paul J. Schulte
                                           President and Chief Executive Officer



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